This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties, including, but not limited to: •The credit and concentration risks of our lending activities; •Changes in general economic conditions, either nationally or in our market areas; •Competitive market pricing factors and interest rate risks; •Market interest rate volatility; •Investments in new branches and new business opportunities; •Balance sheet (for example, loans) concentrations; •Fluctuations in demand for loans and other financial services in our market areas; •Changes in legislative or regulatory requirements or the results of regulatory examinations; •The ability to recruit and retain key management and staff; •Risks associated with our ability to implement our expansion strategy and merger integration; •Stability of funding sources and continued availability of borrowings; •Adverse changes in the securities markets; •The inability of key third-party providers to perform their obligations to us; •Changes in accounting policies and practices and the use of estimates in determining fair value of certain of our assets, which estimates may prove to be incorrect and result in significant declines in valuation; and •These and other risks as may be detailed from time to time in our filings with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance on any forward-looking statements. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to the Company. The Company does not undertake and specifically disclaims any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results in 2016 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of, us, and could negatively affect the Company’s operating results, financial condition and stock price performance. Safe Harbor

Ticker symbol: PUB Russell 2000 IndexIncluded – 3rd Qtr. 2015 Total Assets$1.56 billion Loans held for investment$1.07 billion Deposits$1.32 billion Tangible BV per share$12.12 Market cap **$292 million ** Based on closing stock price @ May 2, 2016 of $16.46 per share Financial information as of and for the quarter ended March 31, 2016 is unaudited. Additional information is available at www.peoplesutah.com People’s Utah Bancorp Overview

People’s Utah Bancorp (“PUB”) is largest community bank holding company in Utah with its wholly-owned subsidiary, People’s Intermountain Bank (“PIB”) with three divisions Franchise Overview BAF and LSB have over 100 years of operating history

Presidents of PIB Divisions

PUB – only public community bank holding company in Utah 18 full-service branch locations 17 in Utah and 1 in Idaho 362 full-time equivalent associates (12/31/15) 10-year Compounded Annual Growth Rates (CAGR)(1) Assets – 9.3% Loans – 8.4% Deposits – 9.7% Franchise Overview - Continued (1) For the ten years ended December 31, 2015. Data as of December 31, 2015 is unaudited.

Our Target Markets

PUB has a strong market presence in three of the four counties that make-up the population centers of Utah. PUB – largest deposit share of Utah community banks Deposit Share in Utah Utah Deposit Market Share Source: SNL Financial, 6/30/2015 deposit data Note: Excludes non-retail branches

PUB included in Russell 2000 Index Univ. of Utah case study on BAF success in managing after the Great Recession won 1st place in a competition sponsored by the Federal Reserve and Conference of State Bank Supervisors. Awards for most outstanding Renovation/Restoration (Small projects) for PUB building from: Utah Heritage Foundation Utah Construction & Design Magazine for PUB building. PIB listed as No. 20 on ICBA’s Top Performing Banks PIB Recognized by U.S. SBA as most active medium-sized lender in District. LSB received 2015 ABA Community Commitment Award for Protecting Older Americans for its age-friendly initiative. 2015 Recognition & Achievements

U.S Chamber of Commerce Utah ranked #1 in 2015 for all six categories measured by U.S. Chamber of Commerce Job Growth Expected job growth of 3.1% in 2016 vs. the national estimate of 1.7% Utah unemployment rate of 3.5% vs. national rate of 5.0% - March 2016 Income Growth Personal income grew at 4.5% projected to grow by 5.3% in 2016 Strong Dynamics in Utah Sources: 2016 Economic Report to the Governor, Forbes, Bureau of Economic and Business Research Utah Department of Workforce Services – March 2016 – Unemployment rates Utah Ranked The #1 State for Business in the U.S. by Forbes 5 out of the last 6 years most recently in 2015 Employers Corporate employers and startup technology companies drawn to the Utah market Utah has vibrant high-tech industry which attracted approximately $1 billion in venture capital investment in 2015 Major shipping/ transportation hub Housing Activity Forecast for residential housing units constructed at 19,200 in 2016 vs.17,400 in 2015 Forecast for permit authorized construction is $6.5 billion in 2016 vs. $6.8 billion estimated for 2015

Utah is one of the fastest growing states in the U.S. in terms of population, ranking 7th in 2015 percentage growth Projected population change of 12.4% from 2014-2020, vs. U.S. growth projected at 6.5% Over 75% of Utah’s population is concentrated along the I-15 Corridor Strong Dynamics in Utah (Cont.) Source: Utah Governor’s Office of Economic Development, U.S. Census Bureau

Companies with Utah Operations

Financial / Operating Highlights Financial information as of and for the quarters are unaudited.

Net Income

Diluted Earnings per Share

Return on Average Assets

Return on Average Equity

Net Interest Margin

Efficiency Ratio (1) (1) Non-interest income less merger-related costs divided by sum of net interest income and non-interest income.

Dividends per Share (1) (1) 2015 includes $0.07 dividend for 4th Qtr. 2015 declared in January 2016. We began declaring quarterly dividends in 2015.

Asset Quality

Asset Quality

Loan Composition & Growth Trend Year-over-year to Q-1-2016 loans held for investment grew 11.9% to $1.07 billion

Deposit Composition & Growth Trend $1.32 billion in deposits - $1.2 billion in core deposits

PUB’s Strategy is to preserve the community banking model with legacy bank names and people while consolidating regulatory and back-office functions to gain efficiencies. Continue to Grow Organically Increase share in current markets and enter new markets Planning two new branches – one branch north of Salt Lake City (2nd half – 2016) and the other branch in Preston, Idaho (1st quarter – 2017) Capitalize on expertise in real-estate loans Grow and Diversify our Loan Portfolio Continue to expand C&I lending and SBA lending Grow the Leasing Division to include full-service lease operations Strategy / Model - Moving Forward

Continue Improving Operating Efficiencies Manage cost structure to further enhance earnings Operation model is scalable Up-to-date technology and experienced team – mobile and online banking Hire Additional Motivated and Service-Oriented Personnel Seek talented individuals living in our current and prospective market areas Strong Risk Management and Capital Levels Identify and evaluate risks and trends and adopt strategies to manage such risks Strategy / Model – Moving Forward (Cont.)

Growth through Mergers and Acquisitions Community banking & financial services environment provides opportunities No non-FDIC-assisted M & A activity in Utah since 2008 other than our LSB merger. PUB is successful acquirer as evidenced by successful LSB merger PIB has outstanding CRA rating Good working relationships with our regulators Strategy / Model - Moving Forward (Cont.)

Growth Opportunities Hiring people / teams Opening new branches in our market Branch acquisition opportunities Whole bank opportunities in Utah Whole bank opportunities in surrounding states Non-bank acquisition opportunities

We continue to track 5 Corporate Goals with measurable metrics: Risk Profile Profitability Business Growth Associates Stakeholder Value Achievement of our Goals

We have 4 strategies we focus on in 2015-2016: Customer Delivery Channels Good-to-Great Customer Service Business Services Group SBA and Leasing Growth New Strategies will be implemented for 2016-2017 Management Accountability Management teams meet quarterly and rate performance on goals and strategies Annually management meets to review vision, goals and strategies. Annually Board approves goals and strategies. Execution of our Strategies

Questions